Exhibit 99.1

COMSovereign Holding Corp. to Appoint Kay Kapoor as New Independent Director

- Kapoor Brings Over 30 Years of Senior-Level Government and Cross-Industry Executive Leadership to the Company -

DALLAS, TX – November 16, 2020 – COMSovereign Holding Corp. (OTCQB: COMS) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G connectivity and data transmission systems, announced that, on recommendation of the Corporate Governance & Nominating Committee, the Board of Directors of the Company (the “Board”) voted to expand the size of the Board from six to seven directors and to elect Kay Kapoor to fill the new position, effective on the date of the closing of the Company’s proposed public offering.

Ms. Kapoor’s 30-year career spans across technology, telecommunications, consulting, and defense markets with significant experience in matters including corporate governance, portfolio restructuring, and government and regulatory matters. Ms. Kapoor is currently the CEO of Arya Technologies, an end-to-end technology solutions provider in the public sector serving the U.S. Federal Government and the industry that supports it. As an advisory and consulting firm, Arya Technologies clients include large public companies as well as silicon-valley tech firms, providing expertise in 5G, cyber, digital platforms, smart infrastructure, IoT, secure communications, and big data/analytics.

“Kay is an accomplished leader and talented executive who brings tremendous insights and expertise in government programs, M&A and telecom technology, making her a valuable and timely addition to our board as we begin to advance COMSoveriegn into its next phase of growth. On behalf of the entire team, we look forward to her joining the Board and to her contributions to the Company,” said Dan Hodges, Chairman and CEO of COMSovereign Holding Corp.

Previously, Ms. Kapoor led AT&T’s Global Public Sector organization, a $15 billion segment of its business, and provided technology and communications solutions to government & education customers across federal, state, local, and international markets. Prior to joining AT&T, Kapoor served as chairman and CEO of Accenture Federal Services (AFS), a wholly owned subsidiary of Accenture LLC, leading 2,500 members of their U.S. federal business. Before her tenure at Accenture, she worked at Lockheed Martin Corporation for 20 years leading complex organizational units and government relations. She ultimately served as vice president and COO of Lockheed Martin’s $4 billion, 13,000 employee unit, IS&GS – Civil. She is the recipient of numerous industry awards including the Stevie Award for Woman of the Year in Business Services, the Women in Technology Leader Award, the prestigious Janice K. Mendenhall Spirit of Leadership Award from the American Council for Technology/Industry Advisory Council, the FCW Fed100 Award and the Asian American Engineer of the Year Award. Kapoor has an advisory role with Harvard’s John F. Kennedy School of Government and has a seat on the Dean’s Council. She is also on the Board of the Belfer Center for Science and International Affairs and is a member of the Dean’s Council at Johns Hopkins University. Kapoor earned a master’s degree in business from Johns Hopkins University complemented by executive programs at MIT and Harvard University and earned her bachelor’s degree in information systems from the University of Maryland.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G-NR telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com or view the reports that it files with or furnishes to the Securities and Exchange Commission (the "SEC") at www.sec.gov, including the Risk Factors included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 , as well as information in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company's facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems. The Company's forward-looking statements could be affected by many factors, including, but not the demand for the Company's products and services and the economic conditions in the U.S. and worldwide. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for COMSovereign Holding Corp.:

Steve Gersten

813-334-9745

investors@comsovereign.com

Dave Gentry

RedChip Companies, Inc.

407-491-4498

dave@redchip.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272